UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017

__________________________________________

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
__________________________________________

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On September 2, 2017, the Board of Directors (the “Board”) of Westmoreland Coal Company (the “Corporation”) adopted a rights plan intended to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby preserve the current ability of the Corporation to utilize certain net operating loss carryovers and other tax benefits of the Corporation and its subsidiaries (the “Tax Benefits”). If the Corporation experiences an “ownership change,” as defined in Section 382 of Code, the Corporation’s ability to fully utilize the Tax Benefits on an annual basis will be substantially limited, and the timing of the usage of the Tax Benefits and such other benefits could be substantially delayed, which could therefore significantly impair the value of those assets. The rights plan is intended to act as a deterrent to any person or group acquiring “beneficial ownership” of 4.75% or more of the “outstanding shares” (as described below) of common stock, par value $0.01 per share, of the Corporation (“Common Stock”), without the approval of the Board. The description and terms of the Rights (as defined below) applicable to the rights plan are set forth in the 382 Rights Agreement, dated as of September 5, 2017 (the “Rights Agreement”), by and between the Corporation and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent.

The Rights. As part of the Rights Agreement, the Board authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of Common Stock to stockholders of record at the close of business on September 18, 2017. Each Right entitles the holder to purchase from the Corporation a unit consisting of one ten thousandth of a share (a “Unit”) of Series A Participating Preferred Stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”) at a purchase price of $10.00 per Unit, subject to adjustment (the “Purchase Price”). Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Corporation, including the right to vote or to receive dividends in respect of Rights.

Acquiring Person; Exempt Persons; Exempt Transactions. Under the Rights Agreement, an “Acquiring Person” is any person or group of affiliated or associated persons (a “Person”) who is or becomes the beneficial owner of 4.75% or more of the “outstanding shares” of Common Stock other than as a result of repurchases of stock by the Corporation, dividends or distributions by the Corporation or certain inadvertent actions by stockholders. For purposes of calculating percentage ownership under the Rights Agreement, “outstanding shares” of Common Stock include all of the shares of Common Stock actually issued and outstanding. Beneficial ownership is determined as provided in the Rights Agreement and generally includes, without limitation, any ownership of securities a Person would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations promulgated thereunder. In addition, securities “beneficially owned” by any Person will include all of the shares of Common Stock that such Person would have had the right or obligation to acquire. The Rights Agreement provides that the following shall not be deemed an Acquiring Person for purposes of the Rights Agreement: (i) the Corporation or any subsidiary of the Corporation and any employee benefit plan of the Corporation, or of any subsidiary of the Corporation, or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan; or (ii) any person (each such person, an “Existing Holder”) that, as of September 5, 2017, is the beneficial owner of 4.75% or more of the shares of Common Stock outstanding unless and until such Existing Holder acquires beneficial ownership of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Corporation on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock), unless, upon becoming the Beneficial Owner of such additional share(s), such Existing Holder is not then the Beneficial Owner of 4.75% or more of the then outstanding shares of Common Stock.

The Rights Agreement provides that a Person shall not become an Acquiring Person for purpose of the Rights Agreement in a transaction that the Board determines is exempt from the Rights Agreement, which determination shall be made in the sole and absolute discretion of the Board, upon request by any Person prior to the date upon which such Person would otherwise become an Acquiring Person, including, without limitation, if the Board determines that (i) neither the beneficial ownership of shares of Common Stock by such Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Corporation of the Tax Benefits or (ii) such transaction is otherwise in the best interests of the Corporation.

Exercise of Rights; Distribution of Rights. Initially, the Rights will not be exercisable and will be attached to all Common Stock representing shares then outstanding, and no separate Rights certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and become exercisable and a distribution date (a “Distribution Date”) will occur upon the earlier of (i) 15 business days (or such later date as the Board shall determine) following a public announcement that a Person has become an Acquiring Person or (ii) 15 business days (or such later date as the Board shall determine) following the commencement of a tender offer, exchange offer or other transaction that, upon consummation thereof, would result in a Person becoming an Acquiring Person.

Until the Distribution Date, Common Stock held in book-entry form or, in the case of certificated shares, Common Stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred on the books and records of the Rights Agent as provided in the Rights Agreement.

If on or after the Distribution Date, a Person is or becomes an Acquiring Person, each holder of a Right, other than certain Rights including those beneficially owned by the Acquiring Person (which will have become void), will have the right to receive upon exercise Common Stock (or, in certain circumstances, cash, property or other securities of the Corporation) having a value equal to two times the Purchase Price.

In the event that, at any time following the first date of public announcement that a Person has become an Acquiring Person or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person (any such date, the “Stock Acquisition Date”), (i) the Corporation engages in a merger or other business combination transaction in which the Corporation is not the surviving corporation, (ii) the Corporation engages in a merger or other business combination transaction in which the Corporation is the surviving corporation and the Common Stock of the Corporation is changed or exchanged, or (iii) other than pursuant to a pro rata dividend and/or distribution to all of the then current holders of Common Stock, 50% or more of the Corporation’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price.

Exchange. At any time following the Stock Acquisition Date, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Common Stock or Preferred Stock at an exchange ratio of one share of Common Stock, or one ten thousandth of a share of Preferred Stock (or of a share of a class or series of the Corporation’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Expiration. The Rights and the Rights Agreement will expire on the earliest of (i) 5:00 P.M. New York City time on September 5, 2020, (ii) the time at which the Rights are redeemed or exchanged pursuant to the Rights Agreement, (iii) the date on which the Board determines that the Rights Agreement is no longer necessary for the preservation of material valuable Tax Benefits or is no longer in the best interest of the Corporation and its stockholders, (iv) September 5, 2018 if the affirmative vote of the majority of the votes cast at the 2018 annual meeting of the Corporation’s stockholders has not been obtained with respect to the ratification of the Rights Agreement and (v) the beginning of a taxable year to which the Board determines that no Tax Benefits may be carried forward.

Redemption. At any time until the earlier of (i) the Distribution Date or (ii) the expiration date of the Rights, the Corporation may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.0001 redemption price.

Anti-Dilution Provisions. The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). Generally, no adjustments to the Purchase Price of less than 1% will be made.

Amendments. Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date, including, without limitation, to change the expiration date to another date, including an earlier date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement.

The Rights Agreement has been attached as an exhibit to this Current Report on Form 8-K. This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Item 3.03.    Material Modifications to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In addition, in connection with the adoption of the Rights Agreement, the Board approved a Certificate of Designations of Series A Participating Preferred Stock, par value $0.01 per share of Westmoreland Coal Company (the “Certificate of Designation”). The Certificate of Designations was filed with the Secretary of the State of Delaware on September 5, 2017. The Certificate of Designations is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.    Other Events.

On September 5, 2017, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Series A Participating Preferred Stock of the Corporation
4.1	Rights Agreement, dated as of September 5, 2017, by and between the Corporation and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent
99.1	Press Release, dated September 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: September 5, 2017	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Legal Officer, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Series A Participating Preferred Stock of the Corporation
4.1	Rights Agreement, dated as of September 5, 2017, by and between the Corporation and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent
99.1	Press Release, dated September 5, 2017